                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              LECROY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                              LECROY CORPORATION

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 29, 1997


                                                       Chestnut Ridge, New York
                                                             September 22, 1997


To the Stockholders of
 LeCroy Corporation:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LeCroy Corporation will be held at the KPMG Center for Leadership Development, 3 Chestnut Ridge Road, Montvale, N.J., on Wednesday, October 29, 1997 at 10:00 a.m., local time, for the following purposes:

  1. To elect two directors to serve for three-year terms and until their successors are duly elected and qualified.

  2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on September 12, 1997 will be entitled to notice of and vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          John C. Maag
                                          Secretary



  IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                              LECROY CORPORATION

                               ---------------

                                PROXY STATEMENT

RECORD DATE, SOLICITATION, VOTING AND REVOCABILITY OF PROXIES, VOTING RIGHTS

  This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the holders of the Common Stock of LeCroy Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on October 29, 1997 at 10:00 a.m., local time, to be held at the KPMG Center for Leadership Development, 3 Chestnut Ridge Road, Montvale, N.J., and at any adjournment or postponement thereof. The close of business September 12, 1997 is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

  This Proxy Statement and proxies for use at the meeting will be mailed to stockholders on or about September 22, 1997, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or in person by the officers, directors or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

  A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby for the election of all directors as indicated in Proposal No. 1 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the meeting.

  As of the close of business on September 12, 1997, the Company had outstanding 6,835,830 shares of Common Stock, $.01 par value. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. The presence, either in person or by duly executed proxy, of the holders of a majority of outstanding shares of Common Stock entitled to vote at a meeting is necessary to constitute a quorum. Shares that reflect abstentions or "broker non-votes" (i.e., shares held by brokers that are represented at the meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting but will not be counted as votes on any proposals at the meeting. Accordingly, with respect to Proposal 1, Election of a Class of Directors, abstentions and broker non-votes will have no impact on the outcome of the vote. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and actually voted at the meeting is required for the election of directors.

  The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, containing the financial statements and notes thereto, is being mailed to stockholders concurrently with this statement.

  The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

  The following table sets forth certain information regarding beneficial ownership of the Common Stock as of July 31, 1997 by (i) each person or group who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in the section of this Proxy Statement captioned "Executive Compensation," and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock shown as of July 31, 1997, except to the extent authority is shared by spouses under applicable law.

                                                              AMOUNT &
                                                             NATURE OF  PERCENT
                                                             BENEFICIAL   OF
                  NAME OF BENEFICIAL OWNER                   OWNERSHIP   CLASS
                  ------------------------                   ---------- -------
Kopp Investment Advisors, Inc. ............................. 1,007,110   15.0
 7701 France Avenue South
 Suite 500
 Edina, Minnesota 55435
Walter O. LeCroy, Jr.(1)....................................   715,245   10.7
 c/o LeCroy Corporation
 700 Chestnut Ridge Road
 Chestnut Ridge, New York 10977
Pilgrim Baxter & Associates.................................   697,200   10.4
 1255 Drummers Lane
 Wayne, Pennsylvania 19087
LeCroy Corporation ESOT(2)..................................   459,685    6.8
 c/o Cole Taylor Bank
 850 West Jackson Boulevard
 Chicago, Illinois 60607
HLM Management Co. Inc. ....................................   397,400    5.9
 222 Berkley Street, 21st Floor
 Boston, Massachusetts 02116
Edgemont Asset Management Corp. ............................   350,000    5.2
 140 East 45th Street, 43rd Floor
 New York, New York 10017
Lutz P. Henckels(3).........................................   251,195    3.7
Thomas H. Reslewic(4).......................................    48,739      *
Werner H. Brokatzky(5)......................................    28,774      *
Ronald S. Nersesian(6)......................................    15,500      *
Robert E. Anderson(7).......................................     8,851      *
William G. Scheerer(8)......................................     7,447      *
Douglas A. Kingsley(8)......................................     7,247      *
All executive officers and directors as a group
 (13 persons)(9)............................................ 1,191,509   16.9%

--------
 *Less than 1% of the outstanding Common Stock.
(1) Includes 103,356 shares of Common Stock held by the ESOT and allocated to the account of Mr. LeCroy.

(2) Shares of Common Stock shown in this table as beneficially owned by each greater-than-5% stockholder, executive officer and director of the Company include shares of Common Stock held by the ESOT and allocated to the accounts of such person. As of July 31, 1997, the respective numbers of shares of Common Stock held by the ESOT and allocated to the accounts of such executive officers, directors and other persons were as follows: Mr. LeCroy (103,356 shares), Mr. Henckels (2,071 shares) and Mr. Reslewic (2,504 shares).
(3) Includes 2,071 shares of Common Stock held by the ESOT and allocated to the account of Mr. Henckels, 166,464 shares of Common Stock issuable upon exercise of presently exercisable options and an aggregate of 62,211 shares held in certain trusts for the benefit of Mr. Henckels's minor children. Mr. Henckels disclaims beneficial ownership of the 62,211 shares held in such trusts.
(4) Includes 2,504 shares of Common Stock held by the ESOT and allocated to the account of Mr. Reslewic and 42,446 shares of Common Stock issuable upon exercise of presently exercisable options.
(5) Includes 5,760 shares of Common Stock issuable upon exercise of presently exercisable options.
(6) Includes 15,500 shares of Common Stock issuable upon exercise of presently exercisable options.
(7) Includes 7,851 shares of Common Stock issuable upon exercise of presently exercisable options.
(8) Includes 7,247 shares of Common Stock issuable upon exercise of presently exercisable options.
(9) Includes an aggregate of 126,436 shares of Common Stock held by the ESOT and allocated to the accounts of the directors and executive officers. Includes an aggregate of 337,581 shares of Common Stock issuable upon exercise of certain presently exercisable options.

PROPOSAL NO. 1--ELECTION OF A CLASS OF DIRECTORS

  The Company has a classified Board of Directors consisting of three classes. At each Annual Meeting, a class of directors is elected for a full term of three years to succeed those whose terms are expiring. All of the Company's directors are listed below with their principal occupations for the last five years.

  At the Annual Meeting, two directors are to be elected in Class II, to hold office for three years or until their respective successors are elected and qualified. The remaining Directors will continue to serve as set forth below. It is intended that the shares represented by the enclosed proxy will be voted for the election of the nominees named below.

  Should such nominees be unable or unwilling to accept nomination or election, it is intended that the accompanying proxy will be voted for such other persons as may be nominated by the Board of Directors.

  The nominees have been previously elected by stockholders. The Board of Directors has no reason to believe that the nominees will be unavailable to serve if elected.

  "THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ELECTION OF THE TWO CANDIDATES FOR ELECTION."

                 INFORMATION REGARDING NOMINEES AND DIRECTORS

  The following sets forth certain information with respect to the Nominees and those Continuing Directors of the Company whose terms expire at the annual meetings of stockholders in 1998 and 1999.

 NOMINEES FOR ELECTION AS CLASS II DIRECTORS FOR A THREE YEAR TERM EXPIRING AT
                            THE 2000 ANNUAL MEETING

DIRECTOR, YEAR FIRST
ELECTED AS DIRECTOR   AGE     PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
--------------------  ---     -------------------------------------------------
Douglas A.             35 Vice President of Advent International Corporation, a
Kingsley                  venture capital firm, since January 1996; Investment
1995                      Manager of Advent International Corporation from
                          September 1990 to December 1995. Mr. Kingsley is also a
                          director of Lightbridge, Inc.
William G.             59 President of Performance Quest LLC, a private consulting
Scheerer                  corporation, since January 1997; Infrastructure
1995                      Operations Vice President at Lucent Technologies, a
                          telecommunications software company, from March 1996 to
                          December 1996; Quality, Engineering, Software and
                          Technologies (QUEST) Vice President at AT&T Bell
                          Laboratories from May 1990 to February 1996. Mr. Scheerer
                          is also a director of GenRad, Inc.

          CLASS III DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE
                          AT THE 1998 ANNUAL MEETING

DIRECTOR, YEAR FIRST
ELECTED AS DIRECTOR   AGE     PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
--------------------  ---     -------------------------------------------------
Walter O.              62 Founder of the Company; Chairman of the Board of LeCroy
LeCroy, Jr.               Corporation since 1964.
1964
Robert E.              56 President of Omniken, Inc., a private consulting firm,
Anderson                  since September 1993; President and Chief Executive
1995                      Officer of GenRad, Inc., a manufacturer of electronic
                          test systems, from 1988 to September 1993 and as Chairman
                          in 1993. Mr. Anderson is also a director of Technology
                          Capital Network of MIT, National Association of Corporate
                          Directors (New England), Indian Arts Hills, Inc. and
                          several private companies.

           CLASS I DIRECTOR CONTINUING IN OFFICE WHOSE TERM EXPIRES
                          AT THE 1999 ANNUAL MEETING

DIRECTOR, YEAR FIRST
ELECTED AS DIRECTOR   AGE     PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
--------------------  ---     -------------------------------------------------
Lutz P.                56 President and Chief Executive Officer of the Company
Henckels                  since July 1993; Consultant to Company from January 1993
1993                      to July 1993; President of U.S. Operations of Racal-
                          Redac, Inc. from May 1989 to January 1993. Mr. Henckels
                          is also a director of IKOS Corporation.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

  During fiscal year 1997, the Board of Directors held 17 meetings. During that fiscal year, each Director attended 75% or more of the aggregate of (i) the meetings of the Board of Directors and (ii) the meetings of the committees on which such director served that were held during the period in which he was a director.

COMMITTEES OF THE BOARD

  The Company's Board of Directors has a Compensation Committee and an Audit Committee. The responsibilities of these committees of the Company's Board of Directors are described as follows.

  Compensation Committee. The Compensation Committee during fiscal 1997 consisted of Messrs. Robert E. Anderson, Douglas A. Kingsley and William G. Scheerer, each of whom is an independent director. Such committee reviews the Company's executive compensation and benefit policies and administers the Amended and Restated 1993 Stock Incentive Plan. The Compensation Committee met seven times during fiscal year 1997.

  Audit Committee. The Audit Committee during fiscal 1997 also consisted of Messrs. Robert E. Anderson, Douglas A. Kingsley and William G. Scheerer, each of whom is an independent director. This committee recommends to the Board of Directors the appointment of the independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the examination of the Company's financial statements by the independent public accountants. The Audit Committee met four times during fiscal year 1997.

 Compensation of Directors.

  The Company's directors receive cash compensation of $2,000 for each Board of Directors meeting attended, but directors do not receive any additional cash compensation for service on the Board, telephone meetings of the Board, or any committee thereof, or for attendance at committee meetings.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth information with respect to all compensation awarded to, earned by, or paid to (i) the Chief Executive Officer of the Company, (ii) the four highest compensated executive officers who were serving as executive officers at the end of fiscal 1997 and (iii) one other person who served as an executive officer during fiscal 1997, but was not so serving at the end of fiscal 1997 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                                                       COMPENSATION
                                                          AWARDS
                                                       ------------
                              ANNUAL COMPENSATION
                              -----------------------   SECURITIES
   NAME AND PRINCIPAL                                   UNDERLYING     ALL OTHER
        POSITION         YEAR SALARY($)     BONUS($)    OPTIONS(#)  COMPENSATION($)
   ------------------    ---- ----------    ---------  ------------ ---------------
Walter O. LeCroy, Jr.... 1997    305,000          --         --      10,769(4)(6)
 Chairman of the Board
  of Directors           1996    305,000          --         --      10,180(4)(6)
Lutz P. Henckels........ 1997    300,000      165,340        --      19,829(4)(6)
 Chief Executive Officer
  and President          1996    300,000      114,900     12,500     17,080(4)(6)
Thomas H. Reslewic...... 1997    302,782       15,000     54,000     19,760(4)(6)
 Executive Vice Presi-
  dent--Signal Analysis  1996    247,594        7,500     20,000     15,280(4)(6)
 Business Group and
  Worldwide Sales
Raymond Chevalley(1).... 1997    291,271(3)       --         --      20,893(3)(4)(5)
 Vice President--
  Worldwide T&M Products 1996    354,266(3)       --       8,750     28,269(3)(4)(5)
Werner H. Brokatzky..... 1997    221,137(3)    10,615     10,000     25,788(3)(4)(5)
 Vice President--
  Operations (Geneva)    1996    248,040(3)       --       5,000     28,034(3)(4)(5)
Ronald S. Nersesian(2).. 1997    157,308       62,500     20,000     10,692(4)
 Senior Vice President--
  Worldwide Marketing    1996     40,385       38,300     62,000      2,154(4)

--------
(1) Mr. Chevalley's active employment with the Company terminated on April 30, 1997.
(2) Mr. Nersesian's employment with the Company commenced in March 1996.
(3) Dollar amount reflects the conversion of compensation amounts from Swiss francs to United States dollars using the average exchange rate during fiscal 1997 and 1996, respectively.
(4) Includes the value of Company-provided automobile.
(5) Includes $9,610 and $15,615 for Mr. Chevalley and $10,558 and $10,953 for Mr. Brokatzky representing the Company's payment to the subsidiary defined contribution plan in fiscal 1997 and fiscal 1996, respectively.
(6) Includes estimated amounts of $9,029 and $6,280, respectively, allocated to Messrs. LeCroy, Henckels and Reslewic to be paid to their individual 401(k) account as a matching contribution by the Company in fiscal 1997 and 1996, respectively.

  The following table sets forth information concerning the exercise of stock options during fiscal year 1997 by each of the named executive officers and the fiscal year-end value of unexercised options.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                                         VALUE OF
                                                                        UNEXERCISED
                                                     NUMBER OF         IN-THE-MONEY
                                                 OPTIONS AT FISCAL   OPTIONS AT FISCAL
                                                    YEAR-END(#)       YEAR-END(2)($)
                           SHARES       VALUE    ----------------- ---------------------
                         ACQUIRED ON REALIZED(1)   EXERCISABLE/        EXERCISABLE/
     NAME                EXERCISE(#)     ($)       UNEXERCISABLE       UNEXERCISABLE
     ----                ----------- ----------- ----------------- ---------------------
Walter O. LeCroy, Jr....      --           --           --                  --
Lutz P. Henckels........      --           --    166,464 / 67,602  4,966,873 / 2,064,893
Raymond Chevalley.......   43,098      954,503          --                  --
Werner H. Brokatzky.....   14,784      382,942       --  / 16,521      --    /   245,434
Thomas H. Reslewic......   31,000      686,520    25,576 / 86,989   698,794 /  1,391,424
Ronald S. Nersesian.....      --           --     15,500 / 66,500   311,938 /  1,028,313

--------
(1) Calculated on the basis of the fair market value of the Common Stock on the date of exercise, less the option exercise price.
(2) Calculated on the basis of the fair market value of the Common Stock on June 30, 1997 ($36.875), less the applicable option exercise price.

  The following table sets forth information concerning individual grants of stock options made during fiscal year 1997 to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                         INDIVIDUAL
                           GRANTS                                             GRANT DATE VALUE
                         ----------                                         ---------------------
                                                                            POTENTIAL REALIZABLE
                                                                              VALUE AT ASSUMED
                                                                               ANNUAL RATES OF
                         NUMBER OF                                               STOCK PRICE
                         SECURITIES PERCENT OF TOTAL                          APPRECIATION FOR
                         UNDERLYING OPTIONS GRANTED  EXERCISE OR                 OPTION TERM
                          OPTIONS   TO EMPLOYEES IN  BASE PRICE  EXPIRATION ---------------------
          NAME           GRANTED(#)   FISCAL YEAR     ($/SHARE)     DATE      5%($)     10%($)
          ----           ---------- ---------------- ----------- ---------- --------- -----------
Walter O. LeCroy, Jr....      --          --              --           --         --          --
Lutz P. Henckels........      --          --              --           --         --          --
Raymond Chevalley.......      --          --              --           --         --          --
Werner H. Brokatzky.....   10,000         2.2           32.25     02/21/07    202,819     513,982
Thomas H. Reslewic......   24,000         5.2           22.25     09/20/06    335,830     851,058
                           30,000         6.5           32.25     02/21/07    608,456   1,541,946
Ronald S. Nersesian.....   20,000         4.3           32.25     02/21/07    405,637   1,027,964

--------
Options described in this table were issued under the Company's Amended and Restated 1993 Stock Incentive Plan, and consist primarily of incentive stock options, as permitted by such Plan. The options have a term of ten years from the date of grant, were issued with an exercise price equal to the fair market value of a share of common stock at the time of grant, and permit exercise of one fourth of the options on the first, second, third and fourth anniversaries of the date of grant, respectively. The purchase price upon exercise of an option may be paid either in cash or, if the option permits, in shares of Company common stock already owned, or a combination thereof. If the employment of a member of the management group, which includes the five individuals described in this table, terminates by reason of early retirement, his vested options may thereafter be exercised in full if permitted by the Board of Directors, or otherwise only to the extent they were exercisable at time of early retirement for three months from the date of termination or the stated period of the option, whichever is shorter. On death of an optionee, the vested options are exercisable for twelve months from the date of death, or the expiration of the option period, whichever is shorter.

 Transactions involving Directors.

  Douglas A. Kingsley, a director of the Company, is a Vice President with Advent International Corporation ("Advent"). On March 31, 1997 the Company completed a secondary public offering of its common stock in which Advent, then a greater-than 5% stockholder of the Company, participated as a selling stockholder and sold 1,244,950 shares of common stock. As a condition in the Series B Financing transaction on March 28, 1995 between Advent and LeCroy, Advent agreed to increase the original cash consideration paid for the Series B Preferred Stock by 15% to Walter O. LeCroy, Jr., Chairman of the Board of Directors, upon achieving a return greater than three times its original investment. On March 31, 1997, Mr. LeCroy received $376,155 from Advent and certain other investors when common shares and converted warrants held by Advent achieved a return greater than three times their original investment, pursuant to the shareholder agreement dated March 25, 1995 between LeCroy, Walter O. LeCroy, Jr. and the investors named therein filed as Exhibit 10.8 to Form S-1 Registration Statement No. 33-95620.

  The Company has adopted a policy that all transactions between the Company and its officers, directors and affiliates must be on terms no less favorable to the Company than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors.

EMPLOYMENT AGREEMENT

  Mr. Lutz Henckels and the Company have entered into an employment agreement providing for his services as President and Chief Executive Officer of the Company. The contract commenced August 23, 1993. The contract will immediately terminate if Mr. Henckels voluntarily leaves the employment of the Company. Mr. Henckels is currently being paid compensation at the annual rate of $335,000, and he will receive an annual cash bonus of up to $206,250 if the Company achieves certain financial targets for the fiscal year ended June 30, 1998.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is comprised solely of independent, Non-Employee Directors. The Compensation Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other employees. The Compensation Committee sets the salary of the Chief Executive Officer (CEO), sets relative relationships between the CEO salary and salary of other key executives, and recommends to the Board the compensation program for Directors. The Compensation Committee reviews and approves management recommendations for stock option grants under the Company's stock option plan. The Compensation Committee periodically reviews the job performance of the Chief Executive Officer.

  The Company's executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with the Company and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance based annual bonus. A third component, ownership-linked stock options, is used for executive retention, to attract new key people, to recognize accomplishments under individually tailored business growth programs, and to align the long-term interests of eligible executives with those of the stockholders.

  Base salary for the CEO is set annually taking into consideration Company sales and profit growth, overall job performance, and mid-range pay levels for CEOs of corporations of a similar size. The Committee utilizes, as a reference, up-to-date information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent no more than 70% of total attainable compensation, the balance of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return. Mr. Henckel's base salary is $335,000. His prior increase as Chief Executive Officer of the Company was on July 1, 1995. Mr. Henckel's base salary is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of a similar size and complexity to the Company.

  The Company's pay for performance annual bonus program is a significant cash-based compensation component for senior executives of the Company. Executives in this program earn a bonus set by specific performance levels in areas applicable to their individual business unit. The plan is designed to reward efficient, profitable performance with the highest payout. The intent is to encourage management decisions that will provide the best financial results for the Company. For fiscal year 1997, Mr. Henckel's bonus, earned as a result of current year performance measurements, was $165,340 and represents approximately 55.1% of his current base salary. This compares to fiscal year 1996 when his bonus was $114,900 and represented 38.3% of his base salary.

  The third compensation component is an ownership-linked stock option program, which provides long-term incentives to executives that are aligned with the interests of the Company's stockholders. Stock options, granted at market price, typically vest annually in 25% increments over four years. A longer term perspective is established by the sequential vesting of options. The program is designed to encourage senior executives to be long-term stockholders and to have owner concern and care for the Company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than the cumulative annual bonuses but which is fully aligned with stockholder rewards and which therefore requires meaningful growth in the Market Price of the Company's Common Stock for the gain to be realized.

  The size and frequency of option grants are based on level of responsibility, performance of the Company as a whole and the executive's personal performance. Annually, both financial and non-financial specific goals are set aimed at building future marketplace strengths and achieving corporate success factors. Other option grants may be made based upon management's specific recommendations, and review and approval by the Compensation Committee. Grants are made from a Compensation Committee defined pool of shares.

  Section 162(m) of the Internal Revenue Code ("the Code"), which became effective on January 1, 1994, generally limits the Company's ability to deduct compensation expense in excess of $1 million paid to the Company's Chief Executive Officer or other executive officers named in the Summary Compensation Table contained in this proxy statement. The Committee's policy with respect to Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. Towards this end, the Company's Amended and Restated 1993 Stock Incentive Plan has been drafted in a manner that will qualify stock options as performance-related compensation not subject to the cap on deductibility imposed by
Section 162(m).

Douglas A. Kingsley, Chairman
Robert E. Anderson
William G. Scheerer

               COMPARISON OF 21 MONTH CUMULATIVE TOTAL RETURN*
        AMONG LECROY CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE S & P TECHNOLOGY SECTOR INDEX

                             [GRAPH APPEARS HERE]




                                            Cumulative Total Return
                                      -----------------------------------
                                                 10/06/95    6/96    6/97

LECROY CORPORATION             LCRY                   100     167     307

NASDAQ STOCK MARKET (U.S.)     INAS                   100     115     139

S & P TECHNOLOGY SECTOR        ITES                   100     112     171

*$100 INVESTED ON 10/06/95 IN STOCK OR ON
09/30/95 IN INDEX - INCLUDING REINVESTMENT OF
DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of outstanding shares of the Company's Common Stock to file certain reports on Securities and Exchange Commission Forms 3, 4, and 5 with respect to their beneficial ownership of the Company's equity securities.

  Based solely upon a review of Forms 3 and 4 furnished to the Company pursuant to Securities and Exchange Commission Rule 16a-3(e) during its fiscal year ended June 30, 1997, Forms 5 furnished to the Company with respect to such fiscal year, and certain written representations furnished to the Company, it appears that the following persons made late filings during the year: Thomas H. Reslewic, an executive officer of the Company, filed a Form 4 in September 1997, reporting five transactions that should have been reported in March 1997; Ronald S. Nersesian, an executive officer of the Company, filed a Form 4 in September 1997, reporting a transaction that should have been reported in March 1997; Werner H. Brokatzky, an executive officer of the Company, filed a Form 4 in September 1997, reporting two transactions that should have been reported in March 1997; Brian V. Cake, an executive officer of the Company, filed a Form 4 in September 1997, reporting one transaction that should have been reported in March 1997; James J. Mueller, an executive officer of the Company, filed his Form 3 due to be filed July 1, 1996 in September 1997 and filed a Form 4 in September 1997, reporting four transactions that should have been reported in May 1997. The Company believes that these failures to file reports on a timely basis were inadvertent and has implemented routine procedures designed to periodically remind its officers and directors of the filing requirements.

                             SELECTION OF AUDITORS

  The Board of Directors has selected the accounting firm of Ernst & Young LLP to serve as the Company's principal accountant for the fiscal year ending June 30, 1998. Ernst & Young LLP acted as principal accountant for the fiscal year ended June 30, 1997. A representative of Ernst & Young LLP will be present at the Annual Meeting; available to respond to appropriate questions and will have the opportunity to make a statement if he so desires to do so.

                           PROPOSALS BY STOCKHOLDERS

  In order for a proposal of a stockholder to be included in the Board of Director's proxy statement for the Company's 1998 Annual Meeting, it must be received at the principal executive office of the Company on or before May 28, 1998, pursuant to Rule 14a-8 under the Exchange Act. Such a proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement.

                                 OTHER MATTERS

  The Board of Directors of the Company is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

  REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

Chestnut Ridge, New York
September 22, 1997

                                                                      1442-PS-97

                                  DETACH HERE


                              LECROY CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder of LeCroy Corporation hereby appoints each of Walter O. LeCroy, Jr., Lutz P. Henckels and John C. Maag, as the undersigned's attorney-in- fact and proxy, with full powers of substitution and resubstitution, and hereby authorizes each of them, acting individually, to vote in the name and on behalf of the undersigned all shares of the Common Stock of LeCroy Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of LeCroy Corporation to be held on Wednesday, October 29, 1997, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present.

P
R
O
X
Y
        WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS SPECIFIED BUT IF NO SPECIFICATION IS MADE IT WILL BE VOTED FOR PROPOSAL 1. THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

        PLEASE DATE AND SIGN ON REVERSE SIDE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

       CONTINUED AND TO BE SIGNED ON REVERSE SIDE          [SEE REVERSE
                                                                SIDE   ]

                                  DETACH HERE



   Please mark
[X]votes as in
   this example


           [The Board of Directors recommends a vote FOR Proposal 1.]

    1.  To fix the number of Directors at five and to select
        Directors for a term expiring in 2000 (as set forth in the Proxy Statement).

        NOMINEES: Douglas A. Kinglsey and William G. Scheerer

                     [  ]FOR            [  ] WITHHELD
                         BOTH                FROM BOTH
                         NOMINEES            NOMINEES


[  ]
    ----------------------------------------    MARK HERE         MARK HERE
    For both nominees except as noted above     FOR ADDRESS       IF YOU PLAN
                                                CHANGE AND [  ]   TO ATTEND [  ]
                                                NOTE AT LEFT      THE MEETING

                                         Sign exactly as name appears hereon.
                                         When signing as Executor,
                                         Administrator, Trustee, or Guardian,
                                         etc. please add full title. This proxy
                                         votes all shares held in all
                                         capacities.



Signature:          Date:            Signature:                     Date:
                                               --------------------      -------